Calculation of Filing Fee Tables
S-3
MEDALLION FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock of Medallion Financial Corp., par value $.01 per share	457(o)
		Equity	Preferred Stock of Medallion Financial Corp., par value $.01 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Rights to Purchase Shares of Common Stock	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,120.00
			Net Fee Due:						$ 1,690.00
Offering Note
[1]	(1) The amount to be registered consists of up to $100,000,000 of an indeterminate amount of each security class listed in Table 1. There is also being registered hereunder such currently indeterminate number of (i) shares of Common Stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable Debt Securities and/or Preferred Stock registered hereby, or (ii) shares of Common Stock, Preferred Stock or Debt Securities or other securities of the registrant as may be issued upon exercise of Warrants registered hereby, as the case may be, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions. (2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. (3) The Warrants (as defined in this Registration Statement) covered by this Registration Statement may be Common Stock warrants, Preferred Stock warrants, or Debt Securities warrants. (4) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any Debt Securities or shares of Preferred Stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof. (5) On May 23, 2019, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-231705) (the "2019 Registration Statement"). The 2019 Registration Statement registered an aggregate amount of $100,000,000 of Common Stock, Preferred Stock, Debt Securities, Subscription Rights and Warrants to be offered by the registrant from time to time (the "2019 Offering"). In connection with the filing of the 2019 Registration Statement, the registrant paid $12,120.00 in fees to register such securities in the 2019 Offering. None of the securities registered under the 2019 Registration Statement were sold pursuant to the 2019 Offering. On June 21, 2023, the registrant filed a Registration Statement on Form S-3 (File No. 333-272806) (the "2023 Registration Statement"). The 2023 Registration Statement registered an aggregate amount of $100,000,000 of Common Stock, Preferred Stock, Debt Securities, Subscription Rights and Warrants to be offered by the registrant from time to time (the "2023 Offering"). The 2023 Registration Statement is set to expire in June 2026. In connection with the filing of the 2023 Registration Statement, the registrant used $12,120.00 of the unused filing fees in connection with the 2019 Offering to offset the filing fee to register securities in the 2023 Offering. None of the securities registered under the 2023 Registration Statement were sold pursuant to the 2023 Offering. As a result, the registrant has $12,120.00 in unused filing fees associated with the 2023 Offering. In accordance with Rule 457(p) under the Securities Act, the registrant is using $12,120.00 of the unused filing fees to offset the filing fee in connection with this filing.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Medallion Financial Corp.	S-3	333-272806	06/21/2023		$ 12,120.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 100,000.00
Fee Offset Sources		Medallion Financial Corp.	S-3	333-231705		05/23/2019						$ 12,120.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	See footnote 5 above.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date